                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (date of earliest event reported):  March 1, 2002


                            ______________________



                    NORTH AMERICAN TECHNOLOGIES GROUP, INC.
               (Exact name of registrant as specified in charter)



      DELAWARE                      0-16217                 33-0041789
      (State or other               Commission              (IRS Employer
      jurisdiction of               File Number)            identification no.)
      incorporation)



                  14315 WEST HARDY ROAD, HOUSTON, TEXAS 77060
                   (Address of principal executive offices)


                                (281) 847-0029
             (Registrant's telephone number, including area code)

                             ITEM 5. OTHER EVENTS

On December 27, 2001, the Registrant and Avalanche Resources, Ltd. (Avalanche) received approval by holders of 98% of shares voting and completed their proposed financing transaction. North American Technologies Group, Inc. (NATK) received net proceeds of the Avalanche transaction of approximately $2.5 million and issued 28,635,700 common shares to Avalanche. Avalanche is now the largest shareholder, with 55% ownership in the company on a fully-diluted basis. Other transactions as described in proxy materials, including exchange of outstanding preferred shares and convertible debt for the new 5% convertible preferred shares, have also been approved.

The Board of Directors was increased to eleven members. New members elected are Franklin A. Mathias, Tim R. Reeves, Dean L. Ledger, Kevin C. Maddox, Deborah Kay Allred and Robert E. Chain. Mr. Mathias was elected Chairman of the Board. Mr. Mathias previously served many years as President of Molinos de Puerto Rico, largest subsidiary of Con Agra at that time and as a Director of Banco Popular, a $35 billion bank in Puerto Rico. Mr. Maddox, the President of Avalanche and a CPA, was hired as the company's new Chief Financial Officer. All previous board members were retained, and Henry W. Sullivan continues to serve as President and Chief Executive Officer.

Separately, NATK announced completion of a private placement of 880,690 units, each consisting of one share of common stock and one three-year warrant to purchase a share of common stock for $1.00 per share, for aggregate consideration of $748,586. Proceeds of the private placement and the Avalanche financing will be used for working capital purposes and to support expansion of the company's manufacturing capacity to meeting growing market demand. Order backlog for TieTek railroad ties now totals approximately $9,000,000 as of February 28, 2002. TieTek has produced more than 42,000 ties at its Houston plant and manufactured a record high 5,000 ties in December 2001.

Avalanche is a Texas-based private investment group specializing in opportunities based on unique proprietary technologies. Avalanche's current holdings include NATK, Global Photonic Energy Corporation, Wireless Unified Network Systems, Inc. and other technology-related investments.

                  ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 2001

                                                                                                 PRO FORMA
                                                                               HISTORICAL       ADJUSTMENTS         PRO FORMA
                                                                               ----------       -----------         ---------
Current Assets:
    Cash...............................................................      $   (427,757)     $   500,000 (1)     $     72,243
    Marketable equity securities.......................................                 -        2,407,176 (1)        2,407,176
    Accounts receivable................................................            65,412                -               65,412
    Inventory..........................................................           271,519                -              271,519
    Current portion of notes receivable................................            34,886                -               34,886
    Prepaid expenses and other.........................................                 -                -                    -
                                                                             ------------      -----------         ------------
                     Total Current Assets..............................           (55,940)       2,907,176            2,851,236
                                                                             ------------      -----------         ------------
Notes receivable.......................................................            17,610                -               17,610
Property, plant and equipment, net.....................................         1,644,404                -            1,644,404
Patents and purchased technologies, net................................         1,224,202                -            1,224,202
Goodwill, net..........................................................         1,511,357                -            1,511,357
Other..................................................................            23,834                -               23,834
                                                                             ------------      -----------         ------------
                     Total Assets......................................      $  4,365,467      $ 2,907,176         $  7,272,643
                                                                             ============      ===========         ============
Current Liabilities:
    Notes payable......................................................      $  1,694,457      $(1,564,457)(2)     $    130,000
    Accounts payable...................................................         1,157,969                -            1,157,969
    Accrued compensation...............................................                 -                -                    -
    Other accrued expenses.............................................           362,068         (164,185)(4)          197,883
                                                                             ------------      -----------         ------------
                     Total Current Liabilities.........................         3,214,494       (1,728,642)           1,485,852
                                                                             ------------      -----------         ------------
Long-term notes payable................................................           100,000                -              100,000
Deferred dividends.....................................................           115,639         (115,639)(3)                -
                                                                             ------------      -----------         ------------
     Total Liabilities.................................................         3,430,133       (1,844,281)           1,585,852
                                                                             ------------      -----------         ------------
Stockholders' equity:
    Preferred stock.........(2), (3) and (4)...........................        13,596,174        7,329,071           20,925,245
    Common stock.......................................................            12,757           23,738 (1)           36,495
    Additional paid-in capital......(1) and (5)........................        34,509,116        3,009,600           37,518,716
    Accumulated deficit......(2), (3) and (5)..........................       (47,113,098)      (6,210,952)         (52,324,050)
    Comprehensive income...............................................                 -          600,000 (1)          600,000
    Stock subscription receivable......................................           (69,615)               -              (69,615)
          Toal Stockholders' Equity....................................           935,334        4,751,457            5,686,791
                                                                             ------------      -----------         ------------
                     Total Liabilities and Equity......................      $  4,365,487      $ 2,907,176         $  7,272,643
                                                                             ============      ===========         ============

Pro Forma Adjustments:

(1)     Cash                                                          $  500,000
        Marketable equity securities                                  $2,407,176
          Common stock                                                                        $   (23,738)
          Additional paid-in capital                                                          $(2,283,438)
          Unrealized gain on marketable securities                                            $  (600,000)

        To record exchange of cash and Universal Display Corporation securities for North American
        Technologies Group, Inc. common stock

(2)     Notes payable                                                 $1,599,250
        Accumulated deficit                                           $   34,793
          Preferred stock                                                                     $(1,599,250)
          Deemed interest discount - note payable                                             $   (34,793)

        To record exchange of convertible notes for the 5% Preferred Stock

(3)    Accrued dividends                                              $  115,639
       Accumulated deficit                                            $5,449,997
         Preferred stock                                                                      $(5,565,636)

       To record exchange of 5% Preferred Stock for accrued dividends, dividends in arrears and interest on dividends in arrears.
                                                                      $  164,185
(4)    Other accrued expenses
         Preferred stock                                                                      $  (164,185)

       To record exchange of 5% Preferred Stock for accrued interest on convertible notes.

(5)     Accumulated deficit                                           $726,162
        Additional paid-in capital                                                            $(726,162)

        To record discount from conversion price on convertible notes resulting in 1,052,408 additional shares at $.69 per share.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2001

                                                                                          PRO FORMA
                                                                          HISTORICAL     ADJUSTMENTS     PRO FORMA
                                                                         -------------   -----------   -------------
Product revenues......................................................    $ 1,609,888    $         -    $ 1,609,888
Cost of product.......................................................      3,766,901              -      3,766,910
                                                                          -----------    -----------    -----------

     Gross profit (loss)..............................................     (2,157,022)             -     (2,157,022)

Selling, general and administrative expenses..........................      1,241,411              -      1,241,411

     Operating profit (loss)..........................................     (3,398,433)             -     (3,398,433)

Other income (expense):
Total other income (expense)..........................................       (995,404)             -       (995,404)
                                                                          -----------    -----------    -----------

     Net Loss.........................................................    $(4,393,837)    $        -    $(4,393,837)
                                                                          ===========    ===========    ===========

Computation of net loss per share:
Net loss before dividends on preferred stock..........................    $(4,393,837)    $        -    $(4,393,837)
Dividends on preferred stock..........................................       (118,661)             -       (118,661)
Deemed dividends on preferred stock...................................              -              -              -
Accumulated dividends on preferred stock..............................     (3,331,517)             -     (3,331,517)
                                                                          -----------    -----------    -----------

Net loss applicable to common stockholders............................    $(7,844,015)    $        -    $(7,844,015)
                                                                          ===========    ===========    ===========

Weighted average common shares outstanding............................      6,694,986      7,345,440     14,040,426
                                                                          -----------    -----------    -----------

Net loss per share - basic and assuming dilution......................    $     (1.17)                  $     (0.56)
                                                                          ===========                   ===========


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     NORTH AMERICAN TECHNOLOGIES GROUP, INC.



                                     /s/    Kevin C. Maddox
                                     -----------------------------
                                     Kevin C. Maddox, Chief Financial Officer